Exhibit 99.1

Eagle Bulk Shipping Inc.'s Board of Directors Appoints Gary Vogel as Chief Executive Officer

New York, NY, July 7, 2015 -- The Board of Directors of Eagle Bulk Shipping Inc. (Nasdaq: EGLE) (the “Company” or “Eagle Bulk”) today announced that it has appointed Gary Vogel as Chief Executive Officer of Eagle Bulk, effective September 1, 2015. In addition to his new position, Mr. Vogel will also join the Board of Directors of the Company. Mr. Vogel will succeed Stanley H. Ryan, who will remain CEO until September 1 and then resume his position as an independent director of the Company.

Paul M. Leand, Jr., Chairman of the Board of the Company, commented, “Gary Vogel brings over 25 years of experience as an operator in the geared dry bulk sector and has a proven track record of success, most recently as the CEO of Clipper Group. Bringing him to Eagle Bulk enhances our Company by adding a world-class commercial operator and expands our skill platform. Looking forward, Eagle Bulk can now grow from being a tonnage provider to creating value in multiple dimensions -- most importantly by focusing on value-added performance and above index returns.”

“With Gary's arrival, we are pleased that Stan's service as an independent director can continue,” Mr. Leand added. “Stan has been a successful agent of change for the organization and is responsible for Eagle Bulk being in the position to take advantage of the opportunities now afforded us. Stan's strong focus on leadership and end to end operational excellence has noticeably uplifted the Company. We're grateful for the acceleration of business improvements and momentum going forward.”

Current CEO Stanley H. Ryan noted, “This is a significant step forward for Eagle Bulk. We are fortunate to have Gary and the deep commercial experience he brings. I am looking forward to working with him in his role as CEO and a fellow director.”

Mr. Vogel observed, "Eagle Bulk's fleet of 44 supramax bulk carriers makes it one of the largest operators of geared tonnage, and I look forward to working with the Eagle Bulk team to create meaningful value through active operating, arbitrage and risk management, as well as best in class operations. Eagle Bulk is also uniquely positioned to take advantage of current market opportunities and I am excited to begin to renew and grow the fleet and to solidify Eagle Bulk's position as the premier public dry bulk geared owner/operator.”

About Eagle Bulk Shipping Inc.

Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in New York. The Company is a leading global owner of Supramax dry bulk vessels that range in size from 50,000 to 60,000 deadweight tons and transport a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes.

Forward-Looking Statements

Matters discussed in this release may constitute forward-looking statements. Forward- looking statements reflect management's current expectations and observations with respect to future events and financial performance. Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, the Company's forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements.

The Company's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors which could include the following: (i) changes in demand in the dry bulk market, including, without limitation, changes in production of, or demand for, commodities and bulk cargoes, generally or in particular regions; (ii) greater than anticipated levels of dry bulk vessel new building orders or lower than anticipated rates of dry bulk vessel scrapping; (iii) changes in rules and regulations applicable to the dry bulk industry, including, without limitation, legislation adopted by international bodies or organizations such as the International Maritime Organization and the European Union or by individual countries; (iv) actions taken by regulatory authorities; (v) changes in trading patterns significantly impacting overall dry bulk tonnage requirements; (vi) changes in the typical seasonal variations in dry bulk charter rates; (vii) changes in the cost of other modes of bulk commodity transportation; (viii) changes in general domestic and international political conditions; (ix) changes in the condition of the Company's vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking costs); (x) the outcome of our discussions with the agent of our credit facility regarding the calculation of collateral covenants, (xi) the outcome of legal proceedings in which we are involved and (xii) other factors listed from time to time in the Company's filings with the U.S. Securities and Exchange Commission. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.